SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               Current Report


                                March 3, 2000
           (Date of Report - Date of Earliest Event Reported)

                                 33-02035-A
                          (Commission File Number)


                        CORRECTIONS SERVICES, INC.

       Florida                                          59-2508470
(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                       Identification No.)

                       3040 East Commercial Boulevard
                       Fort Lauderdale, Florida  33308
                   (Address of Principal Executive Offices)


                               (954) 772-2297
                      (Registrant's Telephone Number)


                                   None
            (Former Name, Former Address and Former Fiscal Year,
                      if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 3, 2000, the Registrant entered into a Letter of Intent to acquire all of the assets and operations of Truck Farm, Inc., a closely-held South Carolina corporation with principal offices in Georgetown, South Carolina. Pursuant to the terms of the Letter of Intent, during the course of mutual due diligence by the Registrant and by Truck Farm, Inc., Corrections Services, Inc. will determine to acquire either all of the issued and outstanding capital stock of Truck Farm, Inc. or all of its assets in a transaction in which the business operations of Truck Farm, Inc. will become the business operations of the Registrant upon completion of the acquisition transaction. It is contemplated by both companies that the Registrant's Board of Directors will be comprised in whole or in majority part of the Directors of Truck Farm, Inc. and that the Registrant will change its name to reflect its new commercial operations.

     The intended acquisition transaction contemplates an exchange of Truck Farm common stock or assets in exchange for restricted Common Stock of Corrections Services, Inc. upon terms and conditions to be determined following the completion of both companies' due diligence, a process which is anticipated to take approximately ninety days from the date of the Letter of Intent. While there can be no assurance that such due diligence will not uncover one or more insurmountable obstacles to completion of the intended acquisition transaction, the Registrant anticipates that it will be able to develop and enter into a definitive merger or asset purchase agreement, as the case may be, upon completion of the mutual due diligence efforts.

     The Registrant is informed that Truck Farm, Inc. was incorporated in the state of South Carolina on August 15, 1995. Since its inception, Truck Farm, Inc. has operated and currently operates a sales and service business catering to 4x4 and street truck owners for engines, equipment and accessories from a brick and mortar location in Georgetown, South Carolina and from its Internet facilities known as TruckFarm.com. While it may not be ultimately possible to do so, Truck Farm, Inc. anticipates multi-state expansion and expects to add 4x4 and street truck vehicle sales and service operations to its current sales and service of engines, equipment and accessories.

     The Registrant and Truck Farm, Inc. are presently engaged in their respective due diligence. The Company expects to enter into a definitive agreement of merger or purchase of assets as the case may be, upon completion of those efforts. There can of course be no assurance that one or more insurmountable obstacles to the companies' present intentions in the contemplated transaction will not arise and preclude the Company from entering into a definitive agreement or from implementing the terms of the definitive agreement in the near term.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



Dated: March 9, 2000               BY:/s/Norman H. Becker
                                      Norman H. Becker,
                                      President